For Immediate Release

Contact:
Yongye International, Inc.	CCG Investor Relations, Inc.
Mr. Larry Gilmore, VP of Corporate Strategy	Mr. Crocker Coulson, President
Phone: +86-10-8232-8866 x 8880	Phone: +1-646-213-1915 (New York)
E-mail: larry.gilmore@yongyeintl.com	E-mail: crocker.coulson@ccgir.com
http://www.ccgirasia.com

Yongye International Prices $60 Million Public Offering of Common Stock

BEIJING, China, December 17, 2009 - Yongye International, Inc. (NASDAQ: YONG), (“Yongye” or the “Company”) a leading developer, manufacturer, and distributor of Shengmingsu brand plant and animal nutrient products in the People's Republic of China (PRC), today announced that the Company priced a registered public offering of 8,000,000 shares of its common stock at $7.50 per share. The shares are being sold under the Company’s previously filed shelf registration statement (File No. 333-163388), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on December 8, 2009.

The Company expects that the offering will yield net proceeds, after expenses, of approximately $56.3 million and intends to use the net proceeds from the sale of the common stock to acquire lignite coal resources and construct a new manufacturing facility nearby, capable of extracting humic acid from coal and producing 20,000 tons per year of the Company’s liquid plant product and 10,000 tons per year of its powder animal product, as well as for general working capital purposes.

Roth Capital Partners, LLC and Oppenheimer & Co. Inc. acted as joint book-running managers of the offering. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares to cover over-allotments, if any. The offering is expected to close on or about December 22, 2009, subject to satisfaction of customary closing conditions, including the receipt of all necessary regulatory and stock exchange approvals.

A base prospectus and prospectus supplement related to the offering have been filed with the SEC and are available on the SEC’s website, http://www.sec.gov.

Copies of the base prospectus and the prospectus supplement relating to the offering may also be obtained from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA 92660, by telephone at (949) 720-7194, or via email at rothecm@roth.com or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 300 Madison Avenue, 4th Floor, New York, NY, 10017, Telephone number: (212) 667-8563, Email: EquityProspectus@opco.com.

About Yongye International, Inc.

Yongye International, Inc., headquartered in Beijing, is engaged in the development, manufacturing, distribution and sales of Shengmingsu brand plant and animal nutrient products. The Company's patented and patent pending formulas and proprietary extraction processes allow it to create products that increase crop yields and improve the health of livestock. Its sole operating subsidiary, Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd., is headquartered in Beijing with administrative and sales offices located in Inner Mongolia, People's Republic of China. For more information, please visit the Company’s website at http://www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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